Exhibit 10.7A

                        AMENDMENT TO EMPLOYMENT AGREEMENT

                THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the "AGREEMENT") is made as of July __, 2007, by and among Rodman & Renshaw Holding, LLC, a Delaware limited liability company ("Holding") and Rodman & Renshaw, LLC, a Delaware limited liability company ("R&R"), each having its principal place of business at 1270 Avenue of the Americas, New York, NY 10017, and Edward Rubin, with a principal place of business c/o 1270 Avenue of the Americas, New York, NY 10017 (the "EXECUTIVE").

                              W I T N E S S E T H :
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        WHEREAS,  the  parties  hereto are  parties to that  certain  Employment
Agreement dated as of March 1, 2007 between the Executive, Holding and R&R; and

        WHEREAS, the parties desire to amend and restate Exhibit A to the Agreement to modify the bonus plan applicable to the Executive.

        NOW THEREFORE, in consideration of the agreements of the parties set forth herein and other good and valuable consideration, the parties hereto hereby agree as follows:

        1. Exhibit A - SUMMARY OF BONUS PLAN to the Agreement is hereby deleted in its entirety and replaced with a new Exhibit A - AMENDED AND RESTATED SUMMARY OF BONUS PLAN in the form annexed hereto as Schedule 1.

        2       All other terms and conditions  contained in the Agreement shall remain in full force and effect and shall not be affected by this Amendment.
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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                       /s/ Edward Rubin
                                       -----------------------------------------
                                       EDWARD RUBIN


                                       RODMAN & RENSHAW HOLDING, LLC

                                       By: /s/ Thomas Pinou
                                           -------------------------------------
                                           Thomas Pinou, Chief Financial Officer

                                       RODMAN & RENSHAW, LLC

                                       By: /s/ Thomas Pinou
                                           -------------------------------------
                                           Thomas Pinou, Chief Financial Officer

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                                   SCHEDULE 1
                                   ----------

                              SUMMARY OF BONUS PLAN
                                    EXHIBIT A

                The Executive shall participate in the Bonus Plan (the "Plan") summarized below. Capitalized terms used but not defined below have the meaning assigned to such terms in the Employment Agreement to which this summary is attached.

                a. The Participants in the Plan shall be Michael Vasinkevich, Edward Rubin, and John J. Borer, III (each a "PRINCIPAL" and collectively the "PRINCIPALS"). A Participant who ceases to be employed by the Company for any reason shall not be entitled to any payment under the Plan with respect to any fiscal year of the Company commencing after such termination of employment, but the Participant (or his estate or designated beneficiary) may receive a payment from the Plan with respect to the year of termination of the Participant's employment to the extent so provided herein or in his employment agreement with the Company.

                b. The aggregate amount payable pursuant to the Plan to the Principals for each fiscal year or portion thereof during the Employment Term of each Participant shall be determined by the Committee before the end of each fiscal year of the Company that commences on or after January 1, 2007. Such determination shall be made by the Committee based on the overall revenue and profits of the Company and the productivity of the Participants. The amount to be paid under this Plan for the fiscal year that commenced January 1, 2007, shall be determined by reference to the Company's and the Participant's performance for the entire year, and no incentive compensation in addition to that payable under the Plan shall be paid to the Participants for the two-month period that ended February 28, 2007.

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                c.      In no event will the sum of the  amounts  payable  under
the Plan to or in respect of all the Principals with respect to a fiscal year of the Company, together with the Base Compensation payable to the Principals under their employment agreements and (without duplication) the salary, bonuses, other current and deferred compensation and benefits (excluding any insurance premiums paid for key man life insurance for the benefit of the Company and any equity based compensation granted prior to July 10, 2007), and associated payroll taxes imposed on the Company, with respect to all employees of the Company and its subsidiaries, exceed 55% of the gross revenues of the Company and its subsidiaries as determined under United States Generally Accepted Accounting Principles as consistently applied and reflected on the consolidated financial statements of the Company (the "REVENUE-BASED CAP") for that period. To the extent the aggregate of the amounts paid under the Plan with respect to any fiscal year is less than the Revenue-Based Cap amount, the difference shall be added to the Revenue-Based Cap amount for subsequent fiscal years of the Company in determining the amounts that may be paid under the Plan with respect to such years. It is anticipated that, in general, the aggregate amounts paid annually under the Bonus Plan with respect to each fiscal year or portion thereof to which the Revenue-Based Cap is applicable will be approximately equal to the Revenue-Based Cap amount for such year or portion thereof, except insofar as the Board of Holding reasonably determines, in consultation with the Principals, that amounts are required to be set aside to provide for expansion of the business or businesses of the Company, for working capital, and to fund reserves for the payment of its obligations.

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                d.      The  allocable  share of each of the  Principals  of the
aggregate amount to be paid under the Plan for each fiscal year shall be determined by the Committee before the end of each fiscal year, by reference to the individual productivity of the Principal during such year and his overall contribution to the profits and success of the Company during such period. The amount payable to each Participant under the Plan with respect to any fiscal year, to the extent not paid during that fiscal year, shall be paid on the 15th day of the third month following the end of the fiscal year. It is anticipated that amounts will be advanced to each Principal by the Company as compensation on a quarterly basis during the fiscal year, or at such other intervals as the Committee may determine to be appropriate, based on projections by such committee as to the aggregate amounts expected to be paid to or in respect of the Principals under this Plan for the fiscal year as further described in paragraph (e) below. If the aggregate amount advanced to or in respect of a Principal under the preceding sentence for a fiscal year of the Company exceeds the amount ultimately determined to be payable in respect of that Principal under the Plan for such year, the excess shall be refunded by the Principal (or his successor, executor or administrator, as the case may be) to the Company within 10 days after the Committee informs the Principal of such determination.

                e. In determining the amounts to be advanced to each Principal on an estimated basis during a fiscal year, the Committee is authorized to cause estimated payments to be made from time to time under the Plan equal in the aggregate to 90% of the payments under the Plan for the preceding fiscal year, as and when made to the Participants in such preceding fiscal year. If, however, a determination is made by the Committee, in consultation with the Principals, that the maximum amount payable under

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this Plan for a fiscal  year is  anticipated  to be less than 90% of the amounts paid under the Plan for the preceding fiscal year, the amounts authorized to be advanced under this paragraph and the preceding paragraph (d) shall be limited to 90% of the projected payments under the Plan for the current fiscal year.

                f. The parties acknowledge that the Committee may endeavor in good faith, in consultation with compensation consultants retained by the Committee, to amend the Plan for post-2007 fiscal period taking into account the evolving circumstances of the Company. Notwithstanding the foregoing, any such amendment to the Plan will provide the Principals with the opportunity to receive incentive compensation, for fiscal years or portions thereof following 2007, that is no less favorable to the Principals than that which was provided to them under the provisions of the Plan, as summarized in paragraphs (a) through (e) above, for prior periods. The provisions of the Plan as set forth in the preceding paragraphs shall continue to apply until such an amendment is agreed upon by the parties and adopted by the Company.

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